UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2025
Wag! Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-40764	88-3590180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2261 Market St.Suite 86056 San Francisco, California	94114
(Address of principal executive offices)	(Zip Code)
(707) 324-4219
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PET	The Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	PETWW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
The following three proposals were voted on at the Annual Meeting (as described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2025), with the final results of the votes set forth below:
Proposal 1
The individuals below were elected at the Annual Meeting to serve as Class III Directors of the Company until the 2028 annual meeting of stockholders and until their respective successors are elected and qualified.

	FOR	WITHHELD	BROKER NON-VOTES
Garrett Smallwood	17,810,984	546,257	18,000,473
Jocelyn Mangan	14,751,977	3,605,264	18,000,473
Sheila Marcelo	14,741,862	3,615,379	18,000,473
Proposal 2
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,900,955	451,706	5,053	0
Proposal 3
At the Annual Meeting, the proposal to authorize the Company’s Board of Directors, in its discretion but in no event later than September 30, 2025, to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-10 to 1-for-20, such ratio to be determined by the Board of Directors and included in a public announcement, was approved.

FOR	AGAINST	ABSTAIN
27,897,915	3,164,019	5,295,780

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAG! GROUP CO.

By:
Alec Davidian
Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: June 18, 2025
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